Exhibit 99.1

NEWS RELEASE

Global Power · 400 E Las Colinas Blvd., Suite 400 · Irving, TX 75039

FOR IMMEDIATE R ELEASE

Global Power Announces Progress on Restructuring Efforts and Changes in Accounting and Finance Leadership

IRVING, Texas, June 4, 2018 – Global Power Equipment Group Inc. (OTC: GLPW) (“Global Power” or the “Company”) today announced that Timothy M. Howsman has been appointed interim Chief Financial Officer.  Erin Gonzalez, the former Chief Financial Officer, voluntarily resigned her position as part of previously announced plans to aggressively reduce general and administrative costs as the Company eliminates its holding company structure and consolidates corporate functions into its Williams Industrial Services Group subsidiary based in Tucker, Georgia.

Mr. Howsman was the Chief Accounting Officer previous to this appointment, and in the past served as Principal Financial Officer for the Company.  Mr. Howsman will act as interim CFO until a permanent CFO is identified.

William G. Evans has also been appointed Chief Accounting Officer and Treasurer of the Company.  Mr. Evans most recently held the position of Vice President, Finance for the Company’s Mechanical Solutions business and also previously served as the Company’s Chief Accounting Officer.  Mr. Evans succeeds Mr. Howsman as Chief Accounting Officer and Larry LeBlanc as Treasurer.  Mr. LeBlanc also voluntarily resigned to further the Company’s cost reduction efforts and will remain with the Company through June 30, 2018 to assist in transitional matters.

Tracy Pagliara, President and CEO of Global Power, noted, “We are grateful to Erin and Larry for their past service and many contributions.  We are also fortunate that Tim and William both have deep familiarity with the Company and the necessary skills and experience to immediately step into their new roles as we transfer corporate functions to Tucker, Georgia.  We remain focused and steadfast regarding our commitment to execute on this key initiative, as well as the completion of the Koontz-Wagner divestiture and the recapitalization of our balance sheet.  Taking these steps will position us to fulfill our significant potential for exciting future growth and profitability.”

About Global Power

Global Power Equipment Group Inc. and its wholly owned subsidiaries offer a broad range of general and specialty construction, maintenance and modification, and plant management support services for the nuclear, hydro and fossil power generation industries as well as pulp and paper, refining, petrochemical, government, manufacturing and other industries.

Additional information about Global Power can be found on its website: www.globalpower.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the impact of planned cost reductions, reorganization and restructuring efforts, management’s ability to position the Company to fulfill its significant potential for future growth and profitability, the Company’s ability to execute upon key initiatives and recapitalize its balance sheet, the timing or outcome of the potential sale of its Koontz Wagner business, if any, and other related matters. These statements reflect the Company’s current views of future events and financial performance and are subject to a number of risks and uncertainties, including its ability to comply with the terms of its credit facility and enter into new lending facilities and access letters of credit, ability to timely file its periodic reports with the U.S. Securities and Exchange Commission (“the SEC”), ability to implement strategic initiatives, business plans, and liquidity plans, and ability to maintain effective internal control over financial reporting and disclosure controls and procedures. Actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for the services provided by the Williams Industrial Services Group due to declines in the industries served, reduced demand for, or increased regulation of, nuclear power, loss of any of the Company’s major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by its subcontractors, cancellation of projects, competition, including competitors being

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Global Power Announces Progress on Restructuring Efforts and Changes in Accounting and Finance Leadership

June 4, 2018

awarded business by current customers, damage to the Company’s reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, effective integration of acquisitions, volatility of the Company’s stock price, deterioration or uncertainty of credit markets, changes in the economic and social and political conditions in the United States, including the banking environment or monetary policy, and any suspension of the Company’s continued reporting obligations under the Securities Exchange Act of 1934, as amended.

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the SEC, including the section of the Annual Report on Form 10-K for its 2017 fiscal year titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, Global Power undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and you are cautioned to not to rely upon them unduly.

Investor Relations Contact:

Deborah K. Pawlowski

Kei Advisors LLC

(716) 843-3908

dpawlowski@keiadvisors.com

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